Exhibit 99.1

American Finance Trust, Inc. Announces

Proposed Offering of $400 Million of Senior Notes

NEW YORK, September 27, 2021 – American Finance Trust, Inc. (“AFIN” or the “Company”) (Nasdaq: AFIN) today announced that the Company and American Finance Operating Partnership, L.P., the Company’s operating partnership subsidiary (the “Operating Partnership” and, together with the Company, the “issuers”), plan to offer, subject to market and other conditions, $400 million aggregate principal amount of seven-year senior unsecured notes. The notes will be guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that are guarantors under the Operating Partnership’s senior unsecured revolving credit facility (the “Credit Facility”) or any future subsidiary of the issuers that becomes a borrower or guarantor under the credit facility, any other syndicated loan facility or any capital markets indebtedness of the issuers or a subsidiary guarantor under the notes, subject to certain exceptions.

The issuers intend to use proceeds of the proposed offering to repay amounts borrowed under the revolving credit facility, repay certain mortgage notes and to fund future property acquisitions and for other general corporate purposes.

The notes and related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

About American Finance Trust, Inc.

AFIN (Nasdaq: “AFIN”) is an externally managed REIT focusing on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution-related commercial real estate properties located primarily in the United States. Additional information about AFIN can be found on its website at www.americanfinancetrust.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We caution you that any forward-looking statements included in this press release are based on the Company’s current views and information currently available to us. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties are described in more detail in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 25, 2021, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investors and Media:

Email: investorrelations@americanfinancetrust.com

Phone: (866) 902-0063